                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             POLARIS INDUSTRIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

POLARIS INDUSTRIES INC.                        1225 Highway 169 North
                                               Minneapolis, Minnesota 55441-5078
                                               612-542-0500
                                               Fax: 612-542-0599

                                                                  March 22, 1996

Dear Fellow Shareholder:

    The Board of Directors of Polaris Industries Inc. joins me in extending a cordial invitation to attend our 1996 Annual Meeting of Shareholders which will be held at the Ramada Plaza Hotel, 12201 Ridgedale Drive, Minnetonka, Minnesota on Thursday, May 9, 1996 at 9:00 a.m. local time.

    In addition to voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, we will review Polaris' 1995 business and discuss our direction for the coming years. There will also be an opportunity, after conclusion of the formal business of the meeting, to discuss other matters of interest to you as a shareholder.

    It is important that your shares be represented at the meeting whether or not you plan to attend in person. Therefore, please sign and return the enclosed proxy in the envelope provided. If you do attend the meeting and desire to vote in person, you may do so even though you have previously sent a proxy.

    We hope that you will be able to attend the meeting, and we look forward to seeing you.

                                          Sincerely,
                                          /s/ W. Hall Wendel, Jr.
                                          W. Hall Wendel, Jr.
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Enclosures

                                     [LOGO]

                            POLARIS INDUSTRIES INC.
                             1225 HIGHWAY 169 NORTH
                          MINNEAPOLIS, MINNESOTA 55441

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 9, 1996

                            ------------------------

TO POLARIS SHAREHOLDERS:

    The 1996 Annual Meeting of Shareholders of Polaris Industries Inc. will be held at the Ramada Plaza Hotel, 12201 Ridgedale Drive, Minnetonka, Minnesota 55305, at 9:00 a.m. local time on Thursday, May 9, 1996 for the following purposes:

    1.  To elect two directors for three-year terms ending in 1999 (Proposal 1);

    2. To approve the Polaris Industries Inc. 1996 Restricted Stock Plan (Proposal 2); and

    3. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

    Shareholders of record at the close of business on March 15, 1996 are entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

    YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE MEETING.

                                          By order of the Board of Directors
                                          /s/ John H. Grunewald
                                          John H. Grunewald
                                          EXECUTIVE VICE PRESIDENT, CHIEF
                                          FINANCIAL OFFICER
                                          AND SECRETARY

Minneapolis, Minnesota
March 22, 1996

                            POLARIS INDUSTRIES INC.
                             1225 HIGHWAY 169 NORTH
                          MINNEAPOLIS, MINNESOTA 55441

                             ---------------------

                                PROXY STATEMENT

                              --------------------

                               PROXIES AND VOTING

    This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation by the Board of Directors and management of Polaris Industries Inc., a Minnesota corporation (the "Company"), of proxies for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 9:00 a.m., local time, on May 9, 1996, at the Ramada Plaza Hotel, 12201 Ridgedale Drive, Minnetonka, Minnesota 55305 for the purposes set forth in the accompanying Notice of Meeting.

    Each shareholder entitled to vote at the Annual Meeting who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke such proxy at any time prior to its use by giving notice of such revocation to the Company in writing or in open meeting. Unless so revoked, the proxy will be voted in accordance with the instructions contained therein at the Annual Meeting and any postponements or adjournments thereof. Presence at the Annual Meeting of a shareholder will not, in itself, constitute revocation of a previously granted proxy.

    This Proxy Statement and the accompanying proxy were first mailed to shareholders on or about March 22, 1996.

    Only shareholders of record at the close of business on March 15, 1996 will be entitled to notice of and to vote the shares of common stock, $.01 par value per share, of the Company (the "Common Stock") held by them on that date at the Annual Meeting or any postponements or adjournments thereof. At the close of business on March 15, 1996, the Company had outstanding 27,532,086 shares of Common Stock.

    Holders of Common Stock of record at the close of business on March 15, 1996 will be entitled to one vote per share on the (1) election of directors, (2) approval of the Polaris Industries Inc. 1996 Restricted Stock Plan, and (3) any other business to be transacted at the Annual Meeting.

    The quorum required to hold the meeting is a majority of the shares of Common Stock entitled to vote at the meeting present in person or by proxy. If a quorum is present, the affirmative vote, in person or by proxy, of a majority of shares of Common Stock present and entitled to vote at the Annual Meeting, will be necessary for the adoption of proposals 1 and 2 listed in the Notice of Meeting. Broker non-votes are treated as not being present in person or by proxy at the Annual Meeting. Abstentions are treated as being present and, because the affirmative vote of a majority of the shares of Common Stock present and entitled to vote on a particular proposal is necessary for adoption of such proposal, the effect of an abstention is a vote against the proposal.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 1, 1996 by each shareholder known to the Company who then beneficially owned more than 5% of the outstanding shares of Common Stock, each director of the Company, each nominee for director, each executive officer named in the Compensation Table set forth later in this Proxy Statement and all such officers and directors as a group. As of March 1, 1996, there were 27,532,086 shares of Common Stock outstanding.

                                                SHARES
                                              BENEFICIALLY   PERCENT
    NAME AND ADDRESS OF BENEFICIAL OWNER         OWNED       OF CLASS
--------------------------------------------  -----------  ------------
W. Hall Wendel, Jr. (1)                         1,496,850         5.4%
Chairman of the Board of Directors
 and Chief Executive Officer
1225 Highway 169 North
Minneapolis, Minnesota 55441
Kenneth D. Larson (2)                             162,564       *
President, Chief Operating Officer
 and Director
John H. Grunewald                                  10,500       *
Executive Vice President, Chief
 Financial Officer and Secretary
Charles A. Baxter                                 421,500         1.5%
Vice President -- Engineering and
 Product Safety
Ed Skomoroh                                        73,530       *
Vice President -- Sales and
 Marketing
Andris A. Baltins (3)                              11,325       *
Director
Beverly F. Dolan                                    9,500       *
Director
Robert S. Moe (4)                                 627,600         2.3%
Director
Gregory R. Palen                                    4,000       *
Director
Stephen G. Shank                                      600       *
Director
All directors and executive officers as         2,850,911        10.4%
 a group (12 persons)

------------------------
*   Represents less than 1%.

(1) Includes 42,000 shares held in a trust for Mr. Wendel's daughter as to which he disclaims any beneficial interest and 150,000 shares held in the Hall and Deborah Wendel Foundation of which Mr. Wendel is president.

(2) Includes 150 shares held in trust for Mr. Larson's child and 15,300 shares owned by Mr. Larson's spouse, as to which he disclaims any beneficial interest.

(3) Includes 1,500 shares held in trust for Mr. Baltins' children and 3,000 held in trust for one of Mr. Baltins' parents. Other members of the law firm of Kaplan, Strangis and Kaplan, P.A., of which Mr. Baltins is a member and which serves of counsel to the Company, beneficially own 58,875 shares.

(4) Includes 333,600 shares held in trust for Mr. Moe's children, as to which he disclaims any beneficial interest.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

    The Board of Directors of the Company consists of seven directors. The Board is divided into three classes serving staggered three-year terms. Each of the directors, with the exception of Mr. Wendel who has been a director since September 1994, became a director of the Company upon the conversion of Polaris Industries Partners L.P. to corporate form in December 1994. The term of office of directors in Class II, Messrs. Dolan and Moe, expires in 1996. The term of office of directors in Class III, Messrs. Palen, Shank, and Wendel, expires in 1997 and the term of the office of directors in Class I, Messrs. Larson and Baltins, expires in 1998. There are no family relationships between or among any executive officers or directors of the Company.

    The Board of Directors proposes that the following nominees, both of whom are currently serving as Class II directors, be elected as Class II directors for a new term of three years and until their successors are duly elected and qualified:

                                Beverly F. Dolan
                                 Robert S. Moe

    Except where authority has been withheld by a shareholder, the enclosed proxy will be voted for the election of the two nominees to the Company's Board of Directors. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO ELECT THE NOMINEES AS CLASS II DIRECTORS OF THE COMPANY.

    In the event either or both of the nominees shall become unavailable to serve as a director before election, votes will be cast pursuant to authority granted by the enclosed proxy for such person or persons as may be designated by the Board of Directors.

INFORMATION CONCERNING NOMINEES AND DIRECTORS

                  DIRECTORS STANDING FOR ELECTION -- CLASS II

            BEVERLY F. DOLAN    Director since 1994
     [PHOTO] Mr. Dolan, 68, was  the Chairman and  Chief Executive Officer  of
            Textron   Inc.,  a  multi-industry  company  with  operations  in
            aerospace technology, commercial products and financial services, from 1986 through 1992. Since 1992, Mr. Dolan has been a private investor and currently serves as a director of Textron Inc.;
            First  Union  Corporation,  a   bank  holding  company;   Ruddick
            Corporation, a multi-industry company with operations in retail grocery, thread manufacturing and printing; and FPL Group, Inc., a Florida electrical power producer. Mr. Dolan also served on President Bush's Export Council and was elected Vice Chairman of that Council in November 1990. Mr. Dolan is Chairman of the Compensation Committee of the Board of Directors of the Company.

            ROBERT S. MOE    Director since 1994
     [PHOTO] Mr. Moe,  65,  was  Executive Vice  President  and  Treasurer  of
            Polaris Industries Capital Corporation ("PICC"), the managing general partner of Polaris Industries Associates L.P., which was the operating general partner of Polaris Industries L.P., from 1987 through 1992. From 1981 to 1987, Mr. Moe was Executive Vice President and Treasurer of a predecessor of the Company. Since 1992, he has been a private investor. Mr. Moe serves on the Compensation Committee and the Executive Committee of the Board of Directors of the Company.

                         DIRECTORS CONTINUING IN OFFICE
              CLASS III -- TERM EXPIRES AT THE 1997 ANNUAL MEETING

            GREGORY R. PALEN    Director since 1994
     [PHOTO] Mr. Palen, 40, has been  Chairman and Chief Executive Officer  of
            Spectro Alloys, an aluminum manufacturing company since 1989 and Chief Executive Officer of Palen/Kimball Company, a heating and air conditioning company, since 1980. He is a director of Valspar Corporation, a painting and coating manufacturing company. Mr. Palen is also a director of various private and non-profit corporations. Mr. Palen serves on the Audit Committee of the Board of Directors of the Company.

            STEPHEN G. SHANK    Director since 1994
     [PHOTO] Mr. Shank, 52, has been the President and Chief Executive Officer of Learning Ventures, Inc., a provider of education programs, since September 1991. Prior thereto, from 1988, he was Chairman and Chief Executive Officer of Tonka Corporation, a marketer and manufacturer of toy and game products. Mr. Shank is a director of National Computer Systems, Inc., an information services company. Mr. Shank is also a director of various private and non-profit corporations. Mr. Shank is the Chairman of the Audit Committee of the Board of Directors of the Company.

            W.   HALL    WENDEL,   JR.              Director    since    1994
     [PHOTO] Mr.  Wendel, 53, is  the Chairman and  Chief Executive Officer of
            the Company and was Chief Executive Officer of PICC from 1987 through the conversion of Polaris Industries Partners L.P. to corporate form in 1994. From 1981 to 1987, Mr. Wendel was Chief Executive Officer of the predecessor of Polaris Industries Partners L.P., which was formed to purchase the snowmobile assets of the Polaris E-Z-GO Division of Textron Inc. Before that time, Mr. Wendel was President of the Polaris E-Z-GO Division for two years and prior thereto, held marketing positions as Vice President of Sales and Marketing and National Sales Manager since 1974. Mr. Wendel is Chairman of the Board of Directors and Chairman of the Executive Committee of the Board of Directors of the Company.

               CLASS I -- TERM EXPIRES AT THE 1998 ANNUAL MEETING

            KENNETH D. LARSON    Director since 1994
     [PHOTO] Mr.  Larson,  55,  has  been the  President  and  Chief Operating
            Officer of the Company since the conversion of Polaris Industries Partners L.P. to corporate form in December 1994. He was the President and Chief Operating Officer of PICC from October 1988 through December 1994. Prior thereto, Mr. Larson was Executive
            Vice   President  of  The  Toro   Company,  responsible  for  its
            commercial, consumer and international equipment business, and held a number of general management positions after joining The Toro Company in 1975. Mr. Larson serves as a director and a
            member   of  the  audit  committee  of  Featherlite  Trailers,  a
            manufacturer of stock and car trailers and as a director and a member of the compensation committee of Destron Fearing Corp., a manufacturer of animal identification devices. Mr. Larson is also a director of various private corporations. Mr. Larson serves on the Executive Committee of the Board of Directors of the Company.

            ANDRIS A. BALTINS    Director since 1994
     [PHOTO] Mr. Baltins, 50, has been a member of the law firm of Kaplan, Strangis and Kaplan, P.A. since 1979. He is a director of Affinity Group, Inc., a membership-based marketing company and is a director of Adams Outdoor Advertising, Inc., the managing general partner of Adams Outdoor Advertising Limited Partnership, an outdoor advertising company. Mr. Baltins is also a director of various private and non-profit corporations. Mr. Baltins serves on the Audit Committee and the Compensation Committee of the Board of Directors of the Company.

DIRECTORS' REMUNERATION

    Directors who are also full-time employees of the Company receive no additional compensation for service as directors. During fiscal year 1996, the Company intends to pay each nonemployee director an annual director's fee of $27,500, at least $5,000 of which will be payable in Common Stock Equivalents (as described below).

    The Company maintains a deferred compensation plan for directors, the Polaris Industries Inc. Deferred Compensation Plan for Directors (the "Deferred Compensation Plan"), under which directors who are not officers or employees of the Company ("Outside Directors") will receive annual awards of Common Stock Equivalents and can elect to defer all or a portion of their cash directors' fees and have the deferred amounts deemed invested in additional Common Stock Equivalents. These "Common Stock Equivalents" are phantom stock units, i.e., each Common Stock Equivalent represents the economic equivalent of one share of Common Stock. Dividends will be credited to Outside Directors as if the Common Stock Equivalents were outstanding shares of Common Stock. Such dividends will be converted into additional Common Stock Equivalents. The Deferred Compensation Plan will remain effective until May 10, 2005, unless terminated earlier by the Board of Directors.

    As of each quarterly date on which retainer fees are payable to Outside Directors, each Outside Director will automatically receive an award of Common Stock Equivalents having a fair market value of $1,250.

    An Outside Director can also defer all or a portion of the retainer and/or meeting fees that would otherwise be paid to him or her in cash. Such deferred amounts will be converted into additional Common Stock Equivalents based on the then fair market value of the Common Stock.

    As soon as practicable after an Outside Directors' Board service terminates, he or she will receive a distribution of a number of shares of Common Stock equal to the number of Common Stock Equivalents then credited to him or her under the Deferred Compensation Plan. Upon the death of an Outside Director, the shares will be issued to his or her beneficiary. Upon a change in control of the Company (as defined in the Deferred Compensation Plan), however, each Outside Director will receive a cash payment equal to the value of his or her accumulated Common Stock Equivalents.

    A maximum of 75,000 shares of Common Stock will be available for issuance under the Deferred Compensation Plan. The Deferred Compensation Plan may be terminated or amended at any time.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company held a total of three meetings during 1995. All directors attended at least 75 percent of the meetings of the Board of Directors and any committee on which such directors served during the period.

    The Board of Directors has designated three standing committees. The Executive Committee, consisting of Messrs. Wendel, Moe and Larson, reviews and makes recommendations to the Board of Directors regarding the strategic plans and allocation of resources of the Company and exercises the authority of the Board of Directors on specific matters as delegated to it from time to time. The Executive Committee acted through two unanimous written actions during 1995. The Audit Committee, consisting of Messrs. Shank, Baltins and Palen, reviews and makes recommendations to the Board of Directors with respect to the financial and legal posture of the Company, recommends the appointment of independent public accountants, reviews the reports and evaluations of the Company's independent public accountants and monitors improvements of any financial reporting discrepancies, receives internal audit reports and ensures corrections are made on any financial reporting deficiencies, monitors adherence to established corporate policies and practices including standards of business conduct and initiates and monitors any special audits that it may deem appropriate. The Audit Committee held a total of three meetings during 1995. The Compensation Committee, consisting of Messrs. Dolan, Moe and Baltins, reviews and makes recommendations to the Board of Directors regarding the compensation of officers of the Company, employee profit sharing, stock-based incentives and other benefit plans and also provides recommendations to the Board of Directors regarding a management succession plan for the Company. The Compensation Committee held a total of three meetings and acted through one unanimous written action during 1995.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Polaris Industries Partners L.P., a partnership wholly owned by the Company, (the "Partnership"), leases office and warehouse space in a suburb of Minneapolis, Minnesota from 1225 North County Road 18 Limited Partnership (the "1225 Partnership"). Mr. Baxter, Vice President -- Engineering and Product Safety of the Company, Mr. Wendel and Mr. Moe are among the partners in the 1225 Partnership. Under the lease, which was entered into in 1983 and amended in 1990, the

Partnership leases 60,127 square feet of warehouse space and 31,733 square feet of office space from the 1225 Partnership. The lease is on a "triple net" basis and provides for annual rent of $2.50 per square foot of warehouse space and $5.50 per square foot of office space and is adjusted annually by increases in the consumer price index, not to exceed 3.5% annually. Total lease payments for the years ending 1995, 1994 and 1993 were $469,000, $456,000 and $443,000 respectively. The term of the lease expires in 1997.

    Andris A. Baltins, a member of the Board of Directors, is also a member of the law firm of Kaplan, Strangis and Kaplan, P.A. which provided legal services to the Company and received approximately $450,000 in legal fees during 1995. It is anticipated that Kaplan, Strangis and Kaplan, P.A. will provide certain legal services to the Company in 1996.

VOTING ARRANGEMENTS

    In connection with the conversion of Polaris Industries Partners L.P. to corporate form, Mr. Wendel and Mr. Victor Atkins entered into an agreement dated as of August 25, 1994 which provides, among other things, that for so long as Mr. Atkins owns no less than 3% of the outstanding shares of the Common Stock, he will vote such shares in favor of the Company's nominees for election to the Board of Directors of the Company.

COMPLIANCE WITH BENEFICIAL OWNERSHIP REPORTING RULES

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file initial reports of ownership and reports of changes of ownership of the Company's common stock with the
Securities and Exchange Commission. Executive officers and directors are required to furnish the Company with copies of all Section 16(a) reports that they file. To the Company's knowledge, based solely upon a review of the copies of those reports furnished to the Company during 1995 and written representations that no other reports were required, the Company believes that during 1995, all filing requirements applicable to its directors and executive officers were complied with.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

    Set forth below is information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1995, 1994 and 1993 of those persons who were, as of December 31, 1995, (i) the Chief Executive Officer and (ii) the four other most highly paid executive officers whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1995 (together with the Chief Executive Officer, the "Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM COMPENSATION
                                                                              --------------------------------------
                                                ANNUAL COMPENSATION                                         PAYOUTS
                                         ----------------------------------                    AWARDS      ---------
                                                               OTHER ANNUAL      STOCK      ------------     LTIP        ALL OTHER
            NAME AND                      SALARY     BONUS     COMPENSATION    AWARD(S)     OPTIONS/SARS    PAYOUTS    COMPENSATION
       PRINCIPAL POSITION          YEAR   ($)(A)     ($)(B)       ($)(C)        ($)(D)         (#)(E)         ($)         ($)(F)
---------------------------------  ----  --------   --------   ------------   -----------   ------------   ---------   -------------
W. Hall Wendel, Jr.                1995  $240,000   $264,000       --         $  391,500         40,500           $0   $     13,500
 Chairman of the Board             1994  $240,000   $480,000       --         $  282,000              0           $0   $      6,000
 and Chief Executive Officer       1993  $240,000   $328,800       --                 $0              0           $0   $      7,075

Kenneth D. Larson                  1995  $190,000   $247,000       --                 $0         27,000           $0   $     12,250
 Chief Operating Officer           1994  $190,000   $437,000       --         $  352,500              0           $0   $      6,000
 and President                     1993  $185,433   $278,149       --                 $0              0    $ 744,002   $      7,075

Charles A. Baxter                  1995  $150,000   $127,500       --         $   43,500         13,500           $0   $     10,962
 Vice President --                 1994  $150,000   $205,500       --         $  176,250              0           $0   $      6,000
 Engineering and Product Safety    1993  $150,000   $144,000       --                 $0              0           $0   $      7,075

John H. Grunewald                  1995  $170,000   $102,000       --                 $0         19,500           $0   $     11,750
 Executive Vice President          1994  $170,000   $340,000       --         $  352,500              0           $0   $      5,231
 and Chief Financial Officer (G)   1993  $ 42,500   $ 31,875       --         $  337,500              0           $0             $0

Ed Skomoroh                        1995  $135,516   $128,740       --                 $0         12,000           $0   $     11,000
 Vice President --                 1994  $129,400   $177,281       --         $  176,250              0           $0   $      6,000
 Sales and Marketing               1993  $129,402   $121,636       --                 $0              0    $ 248,045   $      7,075

------------------------------
(A) Includes amounts deferred by the Executive Officers under the Company's 401(k) retirement savings plan and SERP.
(B) Bonus payments are reported for the year in which the related services were performed.
(C) The Company provides club memberships, club dues, financial planning and tax preparation, Exec-U-Care coverage, as well as standard employee medical and dental coverage to its Executive Officers. The value of all such "Other Annual Compensation" is less than the minimum of $50,000 or 10% of the total cash compensation for each person reported above.
(D) On March 1, 1994 an aggregate of 168,000 First Rights were granted to Polaris employees pursuant to the 1987 Management Ownership Plan, including 12,000, 15,000, 7,500, 15,000 and 7,500 for Messrs. Wendel, Larson, Baxter,
     Grunewald and Skomoroh. In addition, 15,000 First Rights were granted to Mr. Grunewald in September, 1993. These First Rights convert to stock on January 1, 1997 (50%) and the remainder convert on January 1, 1998 (50%). Messrs. Wendel and Baxter were given special grants of 13,500 and 1,500 First Rights, respectively, in May, 1995 which immediately converted into common stock as a reward for the successful conversion of the Company to a publicly held corporation. These First Rights vest immediately. These are the total outstanding restricted shares or stock units held by the Chief Executive Officer and the other four highest paid executive officers as of December 31, 1995. The share price at the close of business on December 29, 1995 was $29.375; therefore, the value of the total outstanding restricted shares adjusted for the three-for-two stock split in October 1995, for the Executive Officers at the end of the fiscal year was $352,500, $440,625, $220,313, $881,250, and $220,313 respectively for Messrs. Wendel, Larson, Baxter, Grunewald, and Skomoroh.
(E) The Company granted stock options to employees (including the Executive Officers) on May 10, 1995. The number of options shown reflect the October 1995 three-for-two stock split. The 1995 Stock Option Plan and grants were approved by the Compensation Committee of the Board of Directors.
(F) Consists of Company matching contributions to the 401(k) retirement savings plan and SERP. The SERP plan began July 1, 1995 and is a nonqualified plan which mirrors the 401(k) plan without the Internal Revenue Service contribution limitations. The Executive Officers each received $7,500 in matching contributions to the 401(k) plan. The SERP contributions were $6,000, $4,750, $3,642, $5,250 and $3,500 respectively for Messrs. Wendel,
     Larson, Baxter, Grunewald and Skomoroh.
(G)  Mr. John H. Grunewald was hired on September 27, 1993.

    The Company does not maintain any defined benefit or actuarial pension plan under which benefits are determined primarily by final compensation and years of service.

OPTION GRANTS FOR 1995 AND POTENTIAL REALIZABLE VALUES

    The following table sets forth as to each of the Executive Officers information with respect to option grants during 1995 and the potential realizable value of such option grants: (i) the number of shares of Common Stock underlying options granted during 1995, (ii) the percentage that such options represent of all options granted to employees during 1995, (iii) the exercise price, (iv) the expiration date and (v) the potential realizable value, assuming a 5% and 10% annual rate of appreciation during the option terms. The 5% and 10% assumed rates of growth are for illustrative purposes only. They are not intended to predict future stock prices, which will depend on market conditions and other factors such as the Company's performance.

                         OPTION GRANTS DURING 1995 AND
                      ASSUMED POTENTIAL REALIZABLE VALUES

                                                                                          POTENTIAL
                                                                                     REALIZABLE VALUE AT
                                                  INDIVIDUAL GRANTS                    ASSUMED ANNUAL
                                             ----------------------------              RATES OF STOCK
                                               % OF TOTAL                            PRICE APPRECIATION
                                 NUMBER OF   OPTIONS GRANTED    EXERCISE               FOR OPTION TERM
                                  OPTIONS    TO EMPLOYEES IN   PRICE ($/   EXPIRATION -------------------
NAME                            GRANTED (A)  FISCAL YEAR (A)   SHARE)(A)     DATE      5%        10%
------------------------------  -----------  ---------------   ----------  --------  -------  ----------
W. Hall Wendel, Jr............      40,500            15.91%   $   29.00   5/09/05   $738,637 $1,871,851
Kenneth D. Larson.............      27,000            10.61%   $   29.00   5/09/05   $492,425 $1,247,900
Charles A. Baxter.............      13,500             5.30%   $   29.00   5/09/05   $246,212 $  623,950
John H. Grunewald.............      19,500             7.66%   $   29.00   5/09/05   $355,640 $  901,261
Ed Skomoroh...................      12,000             4.71%   $   29.00   5/09/05   $218,855 $  554,622

------------------------
(A) Number of options granted and exercise price have been adjusted to reflect the October 1995 three-for-two stock split.

OPTION EXERCISES AND VALUES FOR 1995

    The following table sets forth as to each of the Executive Officers information with respect to option exercises during 1995 and the status of their options on December 31, 1995: (i) the number of shares of Common Stock underlying options exercised during 1995, (ii) the aggregate dollar value realized upon the exercise of such options, (iii) the total number of exercisable and non-exercisable stock options held on December 31, 1995 and (iv) the aggregate dollar value of in-the-money exercisable options on December 31, 1995.

                  AGGREGATED OPTION EXERCISES DURING 1995 AND
                       OPTION VALUES ON DECEMBER 31, 1995

                                                                                           VALUE OF IN-THE-MONEY
                                                                 SHARES COVERED BY          OUTSTANDING OPTIONS
                                                                OUTSTANDING OPTIONS             12/31/95 (A)
                           SHARES COVERED  GAIN AT EXERCISE  --------------------------  --------------------------
NAME                        BY EXERCISES         DATE        EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-------------------------  --------------  ----------------  -----------  -------------  -----------  -------------
W. Hall Wendel, Jr.......      --               --                  0           40,500      --        $     15,188
Kenneth D. Larson........      --               --                  0           27,000      --        $     10,125
Charles A. Baxter........      --               --                  0           13,500      --        $      5,063
John H. Grunewald........      --               --                  0           19,500      --        $      7,313
Ed Skomoroh..............      --               --                  0           12,000      --        $      4,500

------------------------
(A) Values are calculated by subtracting the exercise price ($29.00/share) from the fair market value of the underlying Common Stock. For purposes of this table, fair market value is deemed to be $29.375, the closing Common Stock price reported for the New York Stock Exchange Composite Transactions on December 29, 1995 (the last trading day of calendar year 1995).

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

    An agreement with Mr. Wendel provides benefits in the event of death, disability, retirement or severance. If, during the term of his employment, Mr. Wendel becomes totally disabled, the Company will pay monthly disability payments of $4,167 during his lifetime until age 65. In the event of the death of Mr. Wendel during his employment or while receiving disability payments, the Company will pay Mr. Wendel's designated beneficiary a total of $500,000 in monthly payments over ten years. In the event of termination of employment without cause, the Company will pay a total of $500,000 in monthly installments over ten years commencing on Mr. Wendel's 65th birthday or, if later, retirement. In the event of voluntary termination of employment by Mr. Wendel, the Company will pay $50,000 for each full year of service (including the period during which disability payments are received) after September 14, 1982, up to $500,000 in monthly installments over ten years commencing on Mr. Wendel's 65th birthday or, if later, retirement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors consists of Beverly F. Dolan, Robert S. Moe and Andris A. Baltins. Mr. Moe was Executive Vice President and Treasurer of a predecessor of the Company from 1981 through 1992. Mr. Baltins is a member of the law firm of Kaplan, Strangis and Kaplan, P.A., which provided legal services to the Company and received approximately $450,000 in legal fees during 1995. It is anticipated that Kaplan, Strangis and Kaplan, P.A. will provide certain legal services to the Company during 1996.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY

    The Company's executive total compensation program is tied closely to Company performance and aimed at enabling the Company to attract and retain the best possible executive talent, aligning the financial interests of the Company's management with those of its shareholders and rewarding those executives commensurably with their ability to drive increases in shareholder value. The program consists of a combination of base salary, annual profit sharing awards, stock options, group benefits and supplemental perquisites. Executive officer guaranteed/fixed compensation is kept at a minimum with below market 25th percentile level base salaries, benefits and perquisites.

    When taken as a whole, the goal of Polaris' executive total compensation program is to significantly correlate the level of executive compensation with the level of Company performance. This is accomplished through the use of a combination of annual profit sharing and long-term stock-based compensation programs in conjunction with minimal guaranteed/fixed compensation.

    The Compensation  Committee  is  currently  reviewing  the  requirements  of
Section 162(m) of the Internal Revenue Code and developing a policy regarding the deductibility for federal tax purposes of any compensation in excess of $1 million delivered to any executive officer in a single fiscal year.

1995 EXECUTIVE COMPENSATION

    Polaris  Industries  Inc.  conducted  a  formal  review  of  its  top  seven executives' 1995 total compensation with the assistance of executive compensation consultants. In the review, Polaris' top seven executives' total cash compensation and total compensation were compared to comparable market top executive 75th percentile, median and 25th percentile compensation. Market data for comparable positions was extracted from the proxy statements of publicly-held peer companies and published market compensation surveys. The results of the 1995 executive compensation review revealed the following for the top seven executives:

    - 1995 total cash compensation (sum of actual base salary and 1996 profit sharing payouts for 1995 performance) is approximately at the market 25th percentile.

    - 1995 total compensation (sum of total cash compensation, present value of long-term incentive compensation grants, and company contributions for benefits and perquisites) is approximately at the market median.

1995 CHIEF EXECUTIVE OFFICER COMPENSATION

    1995 CEO GUARANTEED COMPENSATION (BASE SALARY, BENEFITS AND PERQUISITES)

    - Base salary remained at $240,000 for 1995, the same level as the previous three years.

    - Benefits and perquisites paid to Mr. Wendel during 1995 included club memberships, club dues, financial planning and tax preparation, Exec-U-Care coverage, as well as standard employee medical, dental, and 401(k) retirement savings plan participation. In addition, the Company adopted a supplemental executive retirement program on July 1, 1995 to mirror the 401(k) plan.

    1995 CEO ANNUAL BONUS (PROFIT SHARING AWARD)

    - In accordance with the established Company profit sharing plan, Mr. Wendel received a profit sharing payout of $264,000 in February 1996 for his and the Company's 1995 performance. Company performance determines the amount of funding for the profit sharing plan. The amount of Mr. Wendel's payout was determined based on his individual contributions to the Company's success.

    1995 CEO STOCK OPTION GRANT

    - On May 10, 1995, Mr. Wendel was granted 40,500 stock options at fair market value (which reflects the October 1995 three-for-two stock split). These options were granted in accordance with the 1995 Stock Option Plan.

    1995 CEO FIRST RIGHTS GRANT

    - On May 10, 1995, Mr. Wendel was given a special grant of 13,500 First Rights (which reflects the October 1995 three-for-two stock split). These Rights were immediately vested. These Rights were granted as a reward for the successful conversion of the Company to a publicly held corporation.

    1995 CEO TOTAL COMPENSATION IN COMPARISON TO THE MARKET

    - In total, the compensation package delivered to Mr. Wendel in 1995 is approximately at the 50th percentile of CEO compensation packages in comparable companies in the marketplace.

                    SUBMITTED BY THE COMPENSATION COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS

    BEVERLY F. DOLAN             ROBERT S. MOE            ANDRIS A. BALTINS
 Compensation Committee     Compensation Committee     Compensation Committee

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

    The following graph compares the cumulative total investor return of the Partnership and the
Company with the Standard and Poor's 500 Composite Stock Index and Media General's Sport Vehicles Industry Group Index. The graph assumes the investment of $100 on January 1, 1991 in units of Beneficial Assignment of Class A Limited Partnership Interests ("BACs") of Polaris Industries L.P. (the "Partnership") and the two indexes mentioned above, the reinvestment of all distributions and dividends, and the exchange of BACs for shares of Common Stock of the Company on December 22, 1994. The returns of the Partnership, the Company and each index have been weighted annually for their market capitalization on December 31st of each year.

    The  investor return  shown on  the graph  is not  necessarily indicative of future investor return. Additionally, some portion of the historical total cumulative investor return of the Partnership, attributable to its structure as a master limited partnership, may not be available in Polaris' present corporate structure. As a partnership, Polaris and its investors were subject to a single level of federal income taxation on partnership earnings at the investor level. The Company is subject to corporate taxation on earnings. In addition, its shareholders are subject to taxation on dividends to the extent of earnings and profits. Furthermore, as a partnership, Polaris followed a policy of distributing a substantial percentage of cash generated from operations to investors. The Board of Directors of the Company will consider a number of factors, including the after-tax earnings and the capital requirements of the Company, in declaring dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             POLARIS INDS.
                 INC.         SPORT VEHICLE INDEX   S&P 500 INDEX
1990                     100                  100              100
1991                  162.09               183.48           130.48
1992                  216.68               292.82           140.46
1993                  347.75               349.64           154.62
1994                  568.92               363.23           156.66
1995                  555.46               370.85           215.54

SOURCE: MEDIA GENERAL FINANCIAL SERVICES.

               PROPOSAL 2 -- APPROVAL OF POLARIS INDUSTRIES INC.
                           1996 RESTRICTED STOCK PLAN

    On January 25, 1996, the Company's Board of Directors adopted and approved a new restricted stock plan for the Company, the Polaris Industries Inc. 1996 Restricted Stock Plan (the "Restricted Stock Plan") under which awards of restricted shares of Common Stock ("Restricted Shares") may be made to employees of the Company or its subsidiaries. A copy of the Restricted Stock Plan is attached hereto as Annex A. The purpose of the Restricted Stock Plan is to promote the interests of the Company and its shareholders by establishing a direct link between the financial interests of participating employees and the performance of the Company and enabling the Company and its subsidiaries to attract and retain highly competent employees. The amount of benefits to be received under the Restricted Stock Plan by any particular person or group is not determinable at this time.

GENERAL PROVISIONS

    DURATION; SHARE AUTHORIZATION. The Restricted Stock Plan became effective on the date of Board approval, January 25, 1996, subject to the approval of the Company's shareholders, and will remain effective until January 25, 2006 unless terminated earlier by the Board.

    The maximum number of shares of Common Stock which may be issued or delivered and as to which awards may be granted under the Restricted Stock Plan is 500,000 shares, and awards for no more than 250,000 shares may be made to any participant in any calendar year. These share amounts are subject to adjustment in the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other relevant capitalization change.

    The shares of Common Stock issued or delivered under the Restricted Stock Plan may be authorized and unissued shares, or issued shares which have been reacquired by the Company and held in its treasury. Forfeited Restricted Shares may again be subject to awards under the Restricted Stock Plan.

    ADMINISTRATION. The Restricted Stock Plan is to be administered by the Compensation Committee of the Board of Directors or such other committee as the Board may designate (the "Committee"). The Committee will determine the employees who will be eligible for and granted awards, determine the amount of awards, establish rules and guidelines relating to the Restricted Stock Plan, establish, modify and determine terms and conditions of awards and take such other action as may be necessary for the proper administration of the Restricted Stock Plan.

    PARTICIPANTS. Any employee of the Company or its subsidiaries may be selected by the Committee to receive an award under the Restricted Stock Plan. At the present time, approximately 3,500 persons are eligible to participate in the Restricted Stock Plan.

    AWARDS UNDER RESTRICTED STOCK PLAN. The Committee may award to any participant Restricted Shares that are subject to terms and conditions established by the Committee. In general, Restricted Shares will be non-transferable and subject to a risk of forfeiture during a period of time set by the Committee. The Committee may provide for such transfer and forfeiture restrictions to lapse in installments and/or upon the occurrence of specified events. The restrictions may be based on performance goals, periods of service or other standards established by the Committee.

    The Restricted Stock Plan authorizes awards intended to qualify as "performance-based" for purposes of Section 162(m) of the Internal Revenue Code and awards that may not so qualify. Performance goals may include one or more of the following: share price appreciation, earnings, cash flow, revenues and total shareholder return.

    If the participant's employment with the Company terminates during the restriction period, his or her rights with respect to the Restricted Shares will be forfeited, except that all forfeiture restrictions will lapse if the termination is a discharge without cause (as defined) or is due to the participant's death, disability or retirement. Forfeiture restrictions also lapse upon a change in control of the Company (as defined) or in cases of special circumstances where the Committee deems a waiver of the restrictions to be appropriate.

    As soon as practicable after the date of grant of Restricted Shares, stock certificates representing such shares will be registered in the name of the participant. Unless the Committee otherwise determines, during the restriction period, these certificates will be held in custody by the Company or its designee. Despite the restrictions, the participant will be the registered owner of the Restricted Shares and will have the right to vote and receive dividends, if any, with respect to such shares.

    TERMINATION AND AMENDMENT. The Board may amend or terminate with Restricted Stock Plan but, without a participant's consent, no such action shall affect or in any way impair the rights of such participant under any award granted prior to such action.

    WITHHOLDING OBLIGATIONS. The Company has the right to deduct from a participant's salary, bonus or other compensation any taxes required to be withheld with respect to awards made under the Restricted Stock Plan. In the Committee's discretion, a Participant may be permitted to elect to have withheld from the shares otherwise issuable to the participant, or to tender to the Company, the number of shares of Common Stock whose fair market value equals the amount required to be withheld.

    CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following is a brief summary of the principal federal income tax consequences of awards under the Restricted Stock Plan based upon current federal income tax laws. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

    Due to the presence of transfer and forfeiture restrictions, a grant of Restricted Shares has generally no tax consequences to the Company or the participant. Except as discussed below, the full fair market value of Common Stock issued as Restricted Shares will be taxed as ordinary income to the participant when the restrictions on the stock expire, with such value being determined at the time of such expiration. The Company will receive a corresponding tax deduction at the same time. Dividends received by the participant during the restriction period are treated as compensation income and therefore are taxed as ordinary income to the participant and are deductible by the Company. Dividends received after the restriction period are treated as dividends to the participant and are not deductible by the Company.

    The participant may, under Section 83(b) of the Internal Revenue Code, elect to report the current fair market value of Restricted Shares as ordinary income in the year of grant of the Restricted Shares, even though the shares of Common Stock are subject to forfeiture restrictions. If a participant makes such an election, the Company will receive an immediate tax deduction for such fair market value of the shares in the year of grant, but will receive no deduction for any subsequent appreciation during or after the restriction period. In addition, if a Section 83(b) election is made, dividends paid during or after the restriction period will be treated as dividends to the participant and, therefore, will not be deductible by the Company.

    In the case of Restricted Shares as to which no Section 83(b) election is filed, the participant's tax basis in the shares of Common Stock received equals the amount of ordinary income recognized by the participant upon the lapse of the restrictions with respect to such shares plus any amount paid by the participant for the shares. Upon a subsequent sale or exchange of the shares, the amount realized by the participant in excess of his or her tax basis will be short-term or long-term capital gain or loss, depending on whether the participant has held the shares for at least one year after the restrictions lapse. The Company will receive no additional deduction at the time of disposition of the Common Stock by the participant.

    In the case of Restricted Shares as to which a Section 83(b) election is made, any appreciation in the value of the subject shares of Common Stock after a date of grant will be recognized as capital gain by the participant at such time as the participant disposes of the shares in a taxable transaction. Any capital gain then realized will be long-term or short-term, depending upon whether the participant has held the shares for at least one year from the date of grant.

    The deductibility by the Company of amounts recognized as ordinary income by participants with respect to Restricted Shares may be limited under certain provisions of the Internal Revenue Code, including the $1 million deduction limit per executive under Section 162(m) and the limit with respect to certain payments in connection with a change in control under Section 280G.

BOARD RECOMMENDATION

    THE   BOARD  OF   DIRECTORS  UNANIMOUSLY   RECOMMENDS  THAT   THE  COMPANY'S
SHAREHOLDERS VOTE "FOR" APPROVAL OF THE RESTRICTED STOCK PLAN.

                               NEW PLAN BENEFITS

    The following table shows plan benefits that would accrue to or be allocated to each of the five named Executive Officers, all executives as a group, all non-executive directors as a group and all non-executive officer employees as a group under the Restricted Stock Plan proposed for approval at the Annual Meeting.

                                                                         RESTRICTED
                           NAME AND POSITION                             STOCK PLAN
-----------------------------------------------------------------------  ----------
W. Hall Wendel, Jr.
  Chairman of the Board and Chief Executive Officer                          *
Kenneth D. Larson
  Chief Operating Officer and President                                      *
Charles A. Baxter
  Vice President -- Engineering and Product Safety                           *
John H. Grunewald
  Executive Vice President and Chief Financial Officer                       *
Ed Skomoroh
  Vice President -- Sales and Marketing                                      *
Executive Group (including the five named executives above)                  *
Non-Executive Director Group (five persons)                                 N/A
All Non-Executive Officer Employees as a Group                               *

------------------------
 * The amount of benefits to be received under the Restricted Stock Plan by any particular person or group is not determinable at this time.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors, on the recommendation of the Audit Committee, selected the firm of Arthur Andersen LLP as its independent public accountants to examine the financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 1995. Representatives of Arthur Andersen LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

    McGladrey and Pullen, LLP were the Company's independent public accountants for the fiscal year ended December 31, 1994 and had been the accountants for the Company's predecessor since 1987. On August 1, 1995, the Board of Directors, on the recommendation of the Audit Committee, selected Arthur Andersen LLP as its new independent public accountants to examine the financial statements of the Company and its subsidiaries for the year ended December 31, 1995. The reports of McGladrey & Pullen, LLP on the financial statements of the Company and its predecessor for the fiscal years ended December 31, 1993 and 1994 contained no adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principle and in connection with the audits of the Company for such fiscal years and through August 1, 1995, (i) there were no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of McGladrey & Pullen, LLP would have caused them to make reference thereto in their report in the financial statements for such years and period. During such years and period, there have been no reportable events (as defined in Item 304(a)(i)(v) of Regulation S-K of the Securities and Exchange Commission) and (ii) neither the Company or its predecessor consulted with Arthur Andersen LLP on items which were or should have been subject to SAS 50 or concerned the subject matter of disagreement or reportable event with McGladrey & Pullen, LLP.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

    Any proposal of a shareholder intended to be presented at the Company's 1997 Annual Meeting of Shareholders must be received by the Secretary of the Company, for inclusion in the Company's proxy statement relating to the 1997 Annual Meeting, by November 21, 1996.

                                 OTHER MATTERS

    The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than the proposals referred to above. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting in accordance with the judgment of the person or persons voting the proxies.

                             ADDITIONAL INFORMATION

    A copy of the Annual Report of the Company for the year ended December 31, 1995, has also been mailed under this cover to each shareholder. Additional copies of the Annual Report, the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy may be obtained from John H. Grunewald, the Executive Vice President, Chief Financial Officer and Secretary of the Company.

    The Polaris Industries Inc. Annual Report on Form 10-K, on file with the Securities and Exchange Commission, may be obtained without charge, upon written request to Polaris Industries Inc., 1225 Highway 169 North, Minneapolis, Minnesota 55441, attention: Investor Relations. Copies of exhibits to Form 10-K may be obtained upon payment to the Company of the reasonable expense incurred in providing such exhibits.

    The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting, the form of proxy and other material which may be sent to the shareholders will be borne by the Company. The Company has retained D.F. King & Co., Inc., 77 Water Street, New York New York 10005, to aid in the solicitation of proxies. For these services, the Company will pay D.F. King & Co., Inc. a fee of $10,000 and reimbursement of its expenses. In addition, directors, officers and regular employees of the Company, at no additional compensation, may solicit proxies by telephone, facsimile, telegram or in person. Upon request, the Company will reimburse brokers and other persons holding shares of Common Stock for the benefit of others for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of the Company's Common Stock to give proxies.

                                          By Order of the Board of Directors
                                          /s/ John H. Grunewald
                                          John H. Grunewald
                                          EXECUTIVE VICE PRESIDENT, CHIEF
                                          FINANCIAL OFFICER
                                          AND SECRETARY

March 22, 1996

                                    ANNEX A
                            POLARIS INDUSTRIES INC.
                           1996 RESTRICTED STOCK PLAN

ARTICLE I.  PURPOSE AND ADOPTION OF THE PLAN

    1.01 PURPOSE. The purpose of the Polaris Industries Inc. Restricted Stock Plan is to assist the Corporation and its subsidiaries in attracting, retaining and motivating selected key management employees who will contribute to the Corporation's success. The Plan is intended to link the remunerative benefits paid to eligible employees who have substantial responsibility for the successful operation, administration and management of the Corporation with the enhancement of shareholder value and provide eligible employees with an opportunity to acquire a greater proprietary interest in the Corporation through the grant of restricted shares of Stock which, in accordance with the terms and conditions set forth below, will vest only if the employees meet the vesting criteria established by the Committee. Awards under the Plan will act as an incentive to participating employees to achieve long-term objectives which will inure to the benefit of all shareholders of the Corporation. The Plan authorizes awards intended to qualify as "performance-based" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, as well as awards that may not so qualify.

    1.02 ADOPTION AND EFFECTIVE DATE. The Plan shall be effective on the date it is approved by the Board, subject to the approval of the Corporation's shareholders at the 1996 annual meeting of shareholders. The Plan will be so approved if at such meeting a quorum is present and the votes of the holders of a majority of the securities of the Corporation present or represented at such meeting and entitled to vote with respect to the Plan shall be cast in favor of its approval.

ARTICLE II.  DEFINITIONS

    For purposes of this Plan, the capitalized terms set forth below shall have the following meanings:

    2.01 AWARD AGREEMENT means a written agreement between the Corporation and a Participant specifically setting forth the terms and conditions of an award of Restricted Stock granted to a Participant pursuant to Article V of the Plan.

    2.02  BOARD means the Board of Directors of the Corporation.

    2.03 BUSINESS DAY means any day on which the New York Stock Exchange shall be open for trading.

    2.04 CAUSE means a determination by the Committee that a Participant has engaged in conduct that is dishonest or illegal, involves moral turpitude or jeopardizes the Corporation's right to operate its business in the manner in which it is now operated.

    2.05  CHANGE IN CONTROL means any of the events set forth below:

        (a) Any election has occurred of persons to the Board that causes at least one-half of the Board to consist of persons other than (i) persons who were members of the Board on January 1, 1996 and (ii) persons who were nominated for election by the Board as members of the Board at a time when more than one-half of the members of Board consisted of persons who were members of the Board on January 1, 1996; provided, however, that any person nominated for election by the Board at a time when at least one-half of the members of the Board were persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i) (persons described or deemed described in clauses (i) and/or (ii) are referred to herein as "Incumbent Directors"); or

        (b) The acquisition in one or more transactions, other than from the Corporation, by any individual, entity or group (within the meaning of
    Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange

    Act) of a number of Corporation Voting Securities equal to or greater than 35% of the Corporation Voting Securities unless such acquisition has been approved by the Incumbent Directors as an acquisition not constituting a Change in Control for purposes hereof; or

        (c) A liquidation or dissolution of the Corporation; or a reorganization, merger or consolidation of the Corporation unless, following such reorganization, merger or consolidation, the Corporation is the surviving entity resulting from such reorganization, merger or consolidation or at least one-half of the Board of Directors of the entity resulting from such reorganization, merger or consolidation consists of Incumbent Directors; or a sale or other disposition of all or substantially all of the assets of the Corporation unless, following such sale or disposition, unless at least one-half of the Board of Directors of the transferee consists of Incumbent Directors.

    2.06 COMMITTEE means the Compensation Committee of the Board or such other committee of the Board as the Board may designate.

    2.07 CORPORATION means Polaris Industries Inc., a Minnesota corporation, and its successors.

    2.08 CORPORATION VOTING SECURITIES means the combined voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of the Board.

    2.09 DATE OF GRANT means the date as of which an award of Restricted Stock is granted in accordance with Article V.

    2.10    DISABILITY means  any  physical or  mental  injury or  disease  of a permanent nature which renders a Participant incapable of meeting the requirements of the employment performed by such Participant immediately prior to the commencement of such disability. The determination of whether a Participant is disabled shall be made by the Committee in its sole and absolute discretion.

    2.11 EFFECTIVE DATE means the date as of which the Plan shall become effective, as determined in accordance with Section 1.02.

    2.12  EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

    2.13 FAIR MARKET VALUE means, as of any given date, (i) if the Stock is listed on a national securities exchange or is authorized for quotation on the National Association of Securities Dealers Inc.'s NASDAQ National Market System ("NASDAQ/NMS"), the closing price, regular way, of the Stock on such exchange or NASDAQ/NMS, as the case may be, or if no such reported sale of the Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; or (ii) if the Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS, the closing bid price as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported; or (iii) if the Stock is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ, the last reported bid price published in the "pink sheets" or displayed on the NASD Electronic
Bulletin Board, as the case may be; or (iv) if the Stock is not listed for trading on a national securities exchange, or is not authorized for quotation on NASDAQ/NMS or NASDAQ, or is not published in the "pink sheets" or displayed on the NASD Electronic Bulletin Board, the Fair Market Value of the Stock as determined in good faith by the Committee.

    2.14    OUTSTANDING STOCK  means, at  any time,  the issued  and outstanding
Stock.

    2.15  PARTICIPANT means  any person selected by  the Committee, pursuant  to
Section 3.02, to participate under the Plan.

    2.16 PLAN means the Polaris Industries Inc. 1996 Restricted Stock Plan, as the same may be amended from time to time.

    2.17 RESTRICTED STOCK means shares of Stock awarded to a Participant subject to restrictions as described in Article V.

    2.18 STOCK means the common stock, par value $0.01 per share, of the Corporation.

ARTICLE III.  ADMINISTRATION AND PARTICIPATION

    3.01 ADMINISTRATION. The Plan shall be administered by the Committee which shall have exclusive and final authority and discretion in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole and absolute authority and discretion to interpret the Plan, to establish and modify administrative rules for the Plan, to select, in accordance with Section 3.02, the persons who will be Participants hereunder, to impose, in accordance with Section 5.01, such conditions and restrictions as it determines appropriate and to take such other actions and makes such other determinations in connection with the Plan as it may deem necessary or advisable.

    3.02 DESIGNATION OF PARTICIPANTS. Participants in the Plan shall be such employees of the Corporation and its subsidiaries as the Committee, in its sole discretion, may designate. The Committee's designation of a Participant with respect to any Plan Year shall not require the Committee to designate such person as a Participant with respect to any other Plan Year. The Committee shall consider such factors as it deems pertinent in selecting Participants.

ARTICLE IV.  STOCK ISSUABLE UNDER THE PLAN

    4.01 NUMBER OF SHARES OF STOCK ISSUABLE. Subject to adjustments as provided in Section 6.03, the maximum number of shares of Stock available for issuance under the Plan shall be 500,000. The Stock to be offered under the Plan shall be authorized and unissued Stock, or Stock which shall have been reacquired by the Corporation and held in its treasury. In any calendar year, no Participant shall receive awards in excess of 250,000 shares of Stock, subject to adjustment as provided in Section 6.03.

    4.02 SHARES SUBJECT TO TERMINATED AWARDS. Shares of Stock forfeited as provided in Section 5.02 may again be issued under the Plan.

ARTICLE V.  RESTRICTED STOCK

    5.01 RESTRICTED STOCK AWARDS. The Committee may grant to any Participant an award of Restricted Stock in respect of such number of shares of Stock, and subject to such terms and conditions relating to forfeitability and restrictions on delivery and transfer (whether based on performance standards, periods of service or otherwise), as the Committee shall determine in its sole discretion. The terms of all such Restricted Stock awards shall be set forth in an Award Agreement between the Corporation and the Participant which shall contain such provisions, not inconsistent with this Plan, as shall be determined by the Committee.

        (a) ISSUANCE OF RESTRICTED STOCK. As soon as practicable after the Date of Grant of Restricted Stock, the Corporation shall cause to be transferred on the books of the Corporation shares of Stock, registered on behalf of the Participant, evidencing such Restricted Stock, but subject to forfeiture to the Corporation retroactive to the Date of Grant if an Award Agreement delivered to the Participant by the Corporation with respect to the Restricted Stock is not duly executed by the Participant and timely returned to the Corporation. Unless the Committee determines otherwise, until the lapse or release of all restrictions applicable to an award of Restricted Stock, the stock certificates representing such Restricted Stock shall be held in custody by the Corporation or its designee.

        (b) SHAREHOLDER RIGHTS. Beginning on the Date of Grant of the Restricted Stock and subject to execution of the Award Agreement as provided in Section 5.01(a), the Participant shall become a shareholder of the Corporation with respect to all Stock subject to the Award Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such Stock and the right to receive dividends and other distributions paid with respect to such Stock; provided, however, that any Stock distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock and shall be held as prescribed in Section 5.01(a).

        (c) RESTRICTION ON TRANSFERABILITY. None of the Restricted Stock may be assigned, transferred (other than by will or the laws of descent and distribution), pledged, sold or otherwise disposed of prior to lapse or release of the restrictions applicable thereto.

        (d) DELIVERY OF STOCK UPON RELEASE OF RESTRICTIONS. Upon expiration or earlier termination of the forfeiture period without a forfeiture, and the satisfaction of or release from any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Stock shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 6.02, the Corporation shall deliver to the Participant or, in case of the Participant's death, to the Participant's legal representatives, one or more stock certificates for the appropriate number of shares of Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

    5.02  TERMS OF RESTRICTED STOCK.

        (a) FORFEITURE OF RESTRICTED STOCK. Subject to Section 5.02(b), all Restricted Stock shall be forfeited and returned to the Corporation and all rights of the Participant with respect to such Restricted Stock shall cease and terminate in their entirety if during the forfeiture period the employment of the Participant with the Corporation and its affiliates terminates for any reason. The Committee, in its sole discretion, shall establish the forfeiture period for each grant of Restricted Stock, and may provide for the forfeiture period to lapse in installments. Notwithstanding the foregoing, in the event of the discharge by the Corporation or an affiliate of a Participant without Cause or termination of a Participant's employment by reason of death, Disability or retirement pursuant to the retirement policy of the Corporation or an affiliate, all forfeiture restrictions imposed on Restricted Stock shall immediately and fully lapse. In addition, upon the occurrence of a Change in Control, all forfeiture restrictions imposed on Restricted Stock shall immediately and fully lapse.

        (b) WAIVER OF FORFEITURE PERIOD. Notwithstanding anything contained in this Article V to the contrary, the Committee may, in its sole discretion, waive the forfeiture conditions set forth in any Award Agreement under appropriate circumstances and subject to such terms and conditions (including forfeiture of a proportionate number of the shares of Restricted Stock) as the Committee may deem appropriate, provided that the Participant shall at that time have completed at least one year of employment after the Date of Grant.

ARTICLE VI.  MISCELLANEOUS

    6.01 LIMITATIONS ON TRANSFER. The rights and interest of a Participant under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution. During the lifetime of a Participant, only the Participant personally may exercise rights under the Plan.

    6.02 TAXES. The Corporation shall be entitled to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Corporation with respect to any Stock issuable under this Plan, or with respect to any income recognized upon the lapse of restrictions applicable to Restricted Stock, and the Corporation may defer issuance of Stock hereunder until and unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee or its delegate and shall be payable by the Participant at such time as the Committee determines. The Committee shall prescribe in each Award Agreement one or more methods by which the Participant will be permitted to satisfy his or her tax withholding obligation, which methods may include, without limitation, the payment of cash by the Participant to the Corporation and the tendering of previously acquired shares of Stock of the Participant, or the withholding, at the appropriate time, of shares of Stock otherwise issuable to the Participant, in a number sufficient, based upon the Fair Market Value of such Stock, to satisfy such tax withholding requirements. The Committee shall be authorized, in its sole discretion, to establish such rules and procedures relating to any such withholding methods as it deems necessary or appropriate, including, without limitation, rules and procedures relating to elections by Participants who are subject to the provisions of Section 16 of the Exchange Act to tender Stock have Stock withheld to meet such tax withholding obligations.

    6.03 ADJUSTMENTS TO REFLECT CAPITAL CHANGES. The amount and kind of Stock available for issuance under the Plan and the limit on the number of shares of Stock in respect of which awards may be made to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan. The Committee shall have the power and sole discretion to determine the nature and amount of the adjustment, if any, to be made pursuant to this Section 6.03.

    6.04  NO  RIGHT TO  AWARD; NO  RIGHT TO EMPLOYMENT.   No  employee or  other
person shall have any claim of right to be permitted to participate or be granted an award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation.

    6.05 AWARDS NOT INCLUDABLE FOR BENEFIT PURPOSES. Income recognized by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of
1974) or group insurance or other benefit plans applicable to the Participant which are maintained by the Corporation, except as may be provided under the terms of such plans or determined by resolution of the Board.

    6.06 GOVERNING LAW. The Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota other than the conflict of laws provisions of such laws, and shall be construed in accordance therewith.

    6.07 NO STRICT CONSTRUCTION. No rule of strict construction shall be implied against the Corporation, the Committee, or any other person in the interpretation of any of the terms of the Plan, any award granted under the Plan or any rule or procedure established by the Committee.

    6.08 CAPTIONS. The captions (i.e., all Section and subsection headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

    6.09 SEVERABILITY. Whenever possible, each provision in the Plan and every Award Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award Agreement shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every Award Agreement shall remain in full force and effect.

    6.10 LEGENDS. All certificates for Stock delivered under the Plan shall be subject to such transfer restrictions set forth in the Plan and such other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be endorsed on any such certificates making appropriate references to such restrictions.

    6.11  AMENDMENT AND TERMINATION.

        (a) AMENDMENT. The Board shall have complete power and authority to amend the Plan at any time it is deemed necessary or appropriate. No termination or amendment of the Plan may, without the consent of the
    Participant to whom any award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such award; provided, however, that the Committee may, in its sole discretion, make such provision in the Award Agreement for amendments which, in its sole discretion, it deems appropriate.

        (b) TERMINATION. The Board shall have the right and the power to terminate the Plan at any time. Unless sooner terminated by action of the Board, the Plan shall automatically terminate, without further action of the Board or the Corporation's shareholders, on the tenth anniversary of the Effective Date. No award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any award outstanding at the time of the termination of the Plan shall continue in effect in accordance with its terms as if the Plan has not terminated.

                            POLARIS INDUSTRIES INC.
                             1225 HIGHWAY 169 NORTH
                          MINNEAPOLIS, MINNESOTA 55441

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints W. Hall Wendel, Jr. and John H. Grunewald, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes such Proxies to represent and to vote, as designated below, all the shares of Common Stock, $.01 par value of Polaris Industries Inc. held of record by the undersigned on March 15, 1996, at the Annual Meeting of Shareholders to be held on May 9, 1996, or any postponements or adjournments thereof.

 1.  ELECTION OF        / /  FOR all nominees listed      / /  WITHHOLD
     DIRECTORS          below (except as marked to the    AUTHORITY to vote for
                        contrary below)                   all nominees below
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)
--------------------------------------------------------------------------------
               Beverly F. Dolan                     Robert S. Moe
All nominees to serve for a term of three years expiring at the 1999 Annual Meeting of Shareholders.
 2.  PROPOSAL TO APPROVE THE POLARIS INDUSTRIES INC. 1996 RESTRICTED STOCK PLAN.
              / /  FOR            / /  AGAINST            / /  ABSTAIN

    The Proxies are authorized to vote in their discretion with respect to other matters which may come before the meeting.

                          (CONTINUED ON REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Signature if held jointly

                                                Dated:
                                                --------------------------------

               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE